Exhibit 99.5

CASCADES INC.

INSTRUCTIONS TO
BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
Relating to Cascades Inc.’s Offer to Exchange

Up to US$500,000,000 Aggregate Principal Amount of Newly Issued 7 3/4% Senior Notes due 2017	Up to US$250,000,000 Aggregate Principal Amount of Newly Issued 7 7/8% Senior Notes due 2020

For	For

a Like Principal Amount of Outstanding Restricted 7 3/4% Senior Notes due 2017 issued in December 2009	a Like Principal Amount of Outstanding Restricted 7 7/8% Senior Notes due 2020 issued in December 2009

To participant of the book-entry transfer facility:

The undersigned hereby acknowledges receipt of the prospectus dated          , 2010, of Cascades Inc. (the “Company”), and a related letter of transmittal (which together constitute the “Exchange Offer”).

This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the outstanding notes held by you for the account of the undersigned.

The aggregate face amount of the outstanding 7 3/4% Senior Notes due 2017 (the “Original 2017 Notes”), held by you for the account of the undersigned is (fill in amount):

$     of the Original 2017 Notes.

The aggregate face amount of the outstanding 7 7/8% Senior Notes due 2020 (the “Original 2020 Notes” and, together with the Original 2017 Notes, the “Original Notes”), held by you for the account of the undersigned is (fill in amount):

$     of the Original 2020 Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate statement):

A. ☐ TO TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered in an integral multiple of $1,000):

$     of the Original 2017 Notes, and not to tender other outstanding Original 2017 Notes, if any, held by you for the account of the undersigned; and/or

$     of the Original 2020 Notes, and not to tender other outstanding Original 2020 Notes, if any, held by you for the account of the undersigned;

OR

B. ☐	NOT TO TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender any Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as beneficial owner, including but not limited to, the representations that (i) any newly issued 7 3/4% Senior Notes due 2017 or 7 7/8% Senior Notes due 2020 to be received by it in exchange for Original Notes of the corresponding series (collectively, the “Exchange Notes”) will be acquired in the ordinary course of its business, (ii) the undersigned has not engaged in and has no arrangement or understanding with any person to engage in a distribution (within the meaning of the Securities Act) of any Exchange Notes issued to the undersigned in violation of the Securities Act, (iii) the undersigned is not an affiliate of the Company or its Subsidiaries within the meaning of the Securities Act and is not acting on behalf of any person who could not truthfully make the foregoing representations or, if it is an affiliate of the Company or its Subsidiaries, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (iv) if the undersigned is not a broker-dealer who purchased the Original Notes for resale pursuant to an exemption under the Securities Act, it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes. If the undersigned is a broker-dealer, the undersigned represents that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities and that it will deliver a prospectus in connection with any resale of Exchange Notes; however, by so representing and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:
(Zip Code)

Telephone Number:
                    (Area Code)

Taxpayer Identification or Social Security Number:

Date:

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